                                                                    EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                           JURISDICTION OF INCORPORATION
------------------                           -----------------------------
Alabama Tissue Center, Inc.                            Alabama

Georgia Tissue Bank, Inc.                              Georgia